As filed with the Securities and Exchange Commission on
October 28, 1997                   Registration No.333-


                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              FORM S-3
                        REGISTRATION STATEMENT
                               UNDER
                      THE SECURITIES ACT OF 1933


                        MORGAN KEEGAN, INC.
          (Exact name of Registrant as specified in its charter)
       TENNESSEE                          62-1153850
(State of Incorporation)     (I.R.S. Employer Identification No.)

                       50 North Front Street
                      Memphis, Tennessee 38103
                          (901) 524-4100
     (Address including zip code, and telephone number,
       including area code of Registrant's  principal
                    executive offices)

                        Joseph C. Weller
                            Secretary
                     50 North Front Street
                   Memphis, Tennessee 38103
                        (901) 524-4100
 (Name, address, including zip code,
  and telephone number, including area code, of agent for service)

                            Copy to:
                        John Good, Esq.
              Baker, Donelson, Bearman & Caldwell
              165 Madison Avenue, Suite 2000
                   Memphis, Tennessee 38103
                   Telephone: (901)577-8117

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration
Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [ ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

CALCULATION OF REGISTRATION FEE
Title of                  Proposed       Proposed   Amount
Securities    Amount      Maximun        Maximum     of
being         to be    Offering Price   Aggregate Registration
Registered    Registered  Per Unit     Offering Price  Fee

Common Stock, 589,489     $19.16      $11,294,610    $3,423
$.625 par value  shares

 (1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the high and low reported prices of the Common Stock on the New York Stock Exchange on October 27, 1997.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS
                  589,489 Shares

                 MORGAN KEEGAN, INC.

                   Common Stock
                 ($.625 Par Value)



This Prospectus relates to the resale by the holders thereof ("Selling Shareholders") of up to 589,489 shares (the "Shares") of the common stock, $.625 par value per share (the "Common Stock"), of Morgan Keegan, Inc., a Tennessee corporation (the "Company") which constitutes all of the shares of Common Stock issued to the Selling Shareholders in connection with separate acquisitions of Athletic Resource Management, Inc., Knox, Wall and Company, and Weibel Huffman Keegan, Inc. each a transaction not involving a public offering. The Shares may be offered for sale by the Selling Shareholders from time-to-time in transactions effected on the New York Stock Exchange (the"NYSE") (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the Shares are then listed, admitted to unlisted trading privileges or included for quotation), in privately negotiated transactions, or in a combination of such methods of sale. Such methods of sale may be conducted at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on its behalf, and in connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the Selling Shareholders and/or the purchasers of the Shares for whom they may act as agent or to whom they sell Shares as principal or both (which commissions, concessions, allowances or discounts might be in excess of customary amounts thereof). To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts and any other required information with respect to any particular offer of the Shares by the Selling Shareholders, will be set forth in a Prospectus Supplement. See "Selling Shareholders" and "Plan of Distribution."

None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts and selling expenses, and fees and expenses of counsel and other advisors to the Selling Shareholders) in connection with the registration of the Shares under federal or state securities laws and to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

The Selling Shareholders and any underwriters, dealers or agents which participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit realized on the resale of the Shares purchased by them may be deemed to constitute underwriting commissions, concessions, allowances or discounts under the Securities Act. See "Plan of Distribution."

The Common Stock is traded on the NYSE under the symbol "MOR."
The closing sale price of the Common Stock as reported on the NYSE on October 27, 1997 was $18.5/8 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
STATE SECURITIES COMMISSION PASSED UPON  THE ACCURACY OR
ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

                        October, 1997

                    AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements, information statements and other information filed by the Company with the Commission can be inspected and copies may be obtained at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, as well as at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048, and at the Commission's Web site at (http://www.sec.gov). In addition, shares of the Common Stock are traded on the NYSE, and such reports, proxy statements and other information may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments thereto, the "Registration Statement") under the Securities Act with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete and, with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is deemed qualified in its entirety by such reference.

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference.

(i)    Annual Report on Form 10-K for the year ended July 31,
1997;
(ii)   All reports filed by the Registrant pursuant to Section
13(a)
       or 15(d) of the Securities Exchange Act of 1934 (the "1934
Act")
       since the end of the fiscal year ended July 31, 1997; and
(iii) The description of Common Stock contained in the Company's Registration Statement on Form 8-A filed with the
Commission
       effective April 17, 1983, including any amendment or report filed for the purposes of updating such description.

All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares made by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof on and from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus (not including, however, the exhibits to such documents unless such exhibits are specifically incorporated by reference in such information). Requests for such documents should be directed to:
Morgan Keegan, Inc., 50 North Front Street, Memphis, Tennessee 38103, Attention: Secretary, telephone number (901) 524-4100.

                      USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Common Stock offered hereby.

                    SELLING SHAREHOLDERS

The following table shows the number of shares being offered by the Selling Shareholders. The shares were issued to the Selling Shareholders without registration under the Securities Act in connection with the separate acquisitions of Athletic Resource Management, Inc., Knox, Wall and Company and Weibel Huffman Keegan, Inc., each a transaction not involving a public offering. Certain of the shares may become eligible for sale by the Selling Shareholder without registration under the Securities Act under the provisions of Rule 144. Any such shares may be sold either under the Registration Statement of which this Prospectus forms a
part or under Rule 144.   After completion of the offering,
assuming all of the Shares being offered are sold, the Selling Shareholders will not own any shares of Common Stock. See "Plan of Distribution."


                        Beneficial
Name of                 Ownership               Number of Shares
Beneficial              Prior to the  Shares    to be Sold in the
Owner                   Offering      Percent (1)    Offering
William L. M. Knox, Jr. 230,383          *             230,383
Edmund J. Wall          230,383          *             230,383
Kyle Rote, Jr.           38,482          *              34,884
James E. Sexton, III     36,997          *              34,884
James F. Keegan          13,331          *              11,791
Carl N. Weibel           11,791          *              11,791
Susan L. Huffman         11,791          *              11,791
Willard R. Sparks        11,791          *              11,791
James L. Vining          11,791          *              11,791
                        596,740        1.8%            589,489

* indicates less than 1%

(1) The percentages shown are based on 32,273,616 shares of common stock outstanding at October 28, 1997.

PLAN OF DISTRIBUTION

The Selling Shareholders have advised the Company that they may offer the Shares for sale from time to time in transactions effected on the NYSE (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the Shares are then listed, admitted to unlisted trading privileges or included for quotation), in privately negotiated transactions, or in a combination of such methods of sale. Such methods of sale may be conducted at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on its behalf, and in connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the Selling Shareholders and/or the purchasers of the Shares for whom they may act as agent or to whom they sell Shares as principal or both (which commissions, concessions, allowances or discounts might be in excess of customary amounts thereof). To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts and any other required information with respect to any particular offer of the Shares by the Selling Shareholders, will be set forth in a Prospectus Supplement. The Company has been advised that the Selling Shareholders may effect sales of the Shares directly, or indirectly by or through agents or broker-dealers and that the
Shares may be sold by one or more of the following methods:   (a)
ordinary brokerage transactions, (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account, and (c) in "block" sale transactions. At the time a particular offer is made, a Prospectus Supplement, if required, will be distributed that sets forth the name or names of agents or broker-dealers, any commissions and other terms constituting selling compensation and any other required information. Moreover, in effecting sales, broker-dealers engaged by the Selling Shareholders and/or the purchasers of the Shares may arrange for other broker-dealers to participate in the sales process. Broker-dealers will receive discounts or commissions from the Selling Shareholders and/or the purchasers of the Shares in amounts which will be negotiated prior to the time of sale. Sales made by broker-dealers will be made only through broker-dealers registered as such in a subject jurisdiction or in transactions exempt from such registration. The Company has not been advised of any definitive selling arrangement at the date of this Prospectus between the Selling Shareholders and any broker-dealer or agent.

In connection with the distribution of the Shares, the Selling Shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders may also sell the Shares short and redeliver the Shares to close out the short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers which require the delivery of the Shares to the broker-dealer and the broker-dealer may sell the Shares so loaned, or upon a default, the broker-dealer may effect sales of the pledged shares.

Any broker-dealer participating in any distribution of Shares in connection with the offering made hereby may be deemed to be an "underwriter" within the meaning of the Securities Act and may be required to deliver a copy of this Prospectus, including a Prospectus Supplement, to any person who purchases any of the Shares from or through such broker-dealer.

                      LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of Common Stock offered hereby will be passed upon for the Company by Baker, Donelson, Bearman & Caldwell, Memphis,
Tennessee.

                        EXPERTS

The consolidated financial statements of Morgan Keegan, Inc. incorporated by reference in Morgan Keegan, Inc.'s Annual Report (Form 10-K) for the year ended July 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

No person is authorized in connection with any offering made hereby to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, the Selling Shareholders or any underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstance imply that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Shares offered hereby to any person in any jurisdiction in which it is unlawful to make any such offer or solicitation.


TABLE OF CONTENTS

                                                          Page

Available Information . . . . . . . . . . . . . . . . . . .  2
Incorporation of Certain Documents by
  Reference  . . . . . . . . . . . . . . . . . . . . . . .   2
Use of Proceeds  . . . . . . . . . . . . . . . . . . . . .   3
Selling Shareholders  . . . . . . . . . . . . . . . . . . .  3
Plan of Distribution  . . . . . . . . . . . . . . . . . . .  3
Legal Matters   . . . . . . . . . . . . . . . . . . . . . .  4
Experts . . . . . . . . . . . . . . . . . . . . . . . . . .  4

                       589,489 Shares

                     Morgan Keegan, Inc.

                        Common Stock

                        PROSPECTUS

                         October, 1997

            Part II. Information Not Required in Prospectus

Item 14.   Other Expenses of Issuance and Distribution

The following fees and expenses shall be borne by the Company in connection with this offering. All fees and expenses other than the SEC and NYSE fees are estimated.(1)

SEC Registration Fee .  .  .  .  .  .  .  .  .  .  .  .  . $3,423

NYSE Filing Fee  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 0

Blue Sky fees and expenses, including legal fees .  .  .  .  .  0

Transfer Agent's Fee  .  .  .  .  .  .  .  .  .  .  .  .  .  .  0

Printing and Engraving   .  .  .  .  .  .  .  .  .  .  .  .   750

Accounting Fees and Expenses.  .  .  .  .  .  .  .  .  .  . 2,000
Legal Fees and Expenses  .  .  .  .  .  .  .  .  .  .  .    3,000
Miscellaneous  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .0

Total .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .    $9,173.00


(1) The Selling Shareholders will not pay any portion of the registration expenses.

Item 15.   Indemnification of Directors and Officers

Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Law permit a corporation to indemnify directors and officers against liability incurred in certain proceedings if the individual's conduct was in good faith and the individual reasonably believed, in the case of conduct in the individual's official capacity, that such conduct was in the best interests of the corporation and, in all other cases, believed such conduct was at least not opposed to the best interests of the corporation. If the proceeding is criminal, the individual must have at least had no reasonable cause to believe that such conduct was unlawful. The statute requires a corporation to indemnify an individual who is wholly successful in the defense of any such proceeding against reasonable expenses incurred by such individual, unless the Articles of Incorporation provide otherwise. The corporation may pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if certain conditions are satisfied. Unless otherwise provided in the Charter, a director or officer may apply for court ordered indemnification which will include reasonable expenses incurred to obtain the indemnification order if the court determines that the director is entitled to mandatory indemnification or that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. Except in the case of mandatory indemnification, a corporation may indemnify a director or officer only after it is determined that the individual meets the standard of conduct described above. In addition, a corporation may also indemnify and advance expenses to an officer, whether or not a director, to the extent, consistent with public policy, that may be provided by its charter, bylaws, general or specific action of its Board of Directors or contract. Section 48-18-508 of the Tennessee Business Corporation Law empowers a Tennessee corporation to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, or incurred by, such individual in any such capacity or arising out of his or her status as such, whether or not the corporation would have had the power to indemnify against such liability. In addition, the Company has entered into an indemnification agreement with each of its outside directors pursuant to which such director will be indemnified and held harmless by the Company from and against all liabilities incurred as a result of being a director of the Company to the extent permitted by law.

Item 16.   Exhibits

Number Assigned
in Regulation
S-K, Item 601   Description of Exhibit

4.1          Amended:  Restated Charter plus all amendments

4.2          Form of Certificate for Common Stock

5.1          Opinion of Baker, Donelson, Bearman & Caldwell

23.1         Consent of Ernst & Young LLP, Independent Auditors

23.2         Consent of Baker, Donelson, Bearman & Caldwell
                   (included in Exhibit 5.1)

24           Powers of Attorney (included on signature page)



(1) Incorporated by reference from the Exhibits to the Form S-8 of the Registrant filed December 12, 1989.

Item 17.  Undertakings

(a)  The undersigned Registrant hereby undertakes:

(1)to file, during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration
Statement:

(i) to include any Prospectus required by Section 10(a)(3) of the
        Securities Act of 1933;

(ii) to reflect any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Not withstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not
        exceed that which was registered and any deviation from the low or high end of the estimated maximum offering
        range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth
        in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed or any material change to such information set forth in the Registration
Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the forgoing provision, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, other or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 28th day of October, 1997.

                                 MORGAN KEEGAN, INC.

                            By:  /S/ Allen B. Morgan
                                 Allen B. Morgan, Jr., Chairman

Know All Men By these Presents, that each person whose signature appears below constitutes and appoints Allen B. Morgan and Joseph
C. Weller, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, and fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

NAME                          Title                 Date

/S/ Kenneth F. Clark, Jr.     Director          October 28, 1997
Kenneth F. Clark, Jr.

/S/ William W. Deupree, Jr.   Director          October 28, 1997
William W. Deupree, Jr.

/S/ James E. Harwood, III     Director          October 28, 1997
James E. Harwood, III

/S/ Allen B. Morgan, Jr.      Chairman and      October 28, 1997
Allen B. Morgan, Jr.          Director

/S/ Harry J. Phillips         Director          October 28, 1997
Harry J. Phillips

/S/ Donald Ratajczak          Director          October 28, 1997
Donald Ratajczak

/S/ John W. Stokes, Jr.       Vice President    October 28, 1997
John W. Stokes, Jr.           and Director

/S/ Joseph C. Weller          Sectretary/       October 28, 1997
Joseph C. Weller              Treasurer
                              and Director

     [BAKER, DONELSON, BEARMAN & CALDWELL LETTERHEAD]

October 28, 1997



Morgan Keegan, Inc.
50 N. Front Street
Memphis, Tennessee 38103

RE:  Registration Statement on Form S-3 of Morgan Keegan, Inc.

Gentlemen:

We have acted as counsel for Morgan Keegan, Inc., a Tennessee corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of up to 589,489 shares (the "Shares") of common stock, $.625 par value per share, of the Company by "Selling Shareholders" (as defined in the Registration Statement). This opinion is being furnished in response to Item 601 of Regulation S-K and the instructions to Form S-3.

We are familiar with the proceedings to date with respect to the proposed offering and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for purposes of this opinion.

On the basis of the foregoing, we are of the opinion that:

1. The Company is a corporation duly organized and existing under the laws of the State of Tennessee.

2. The Shares are validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the federal laws of the United States and the laws of the State of Tennessee, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

In rendering the foregoing opinion, we have relied to the extent we deem such reliance appropriate as to certain matters on statements, representations and other information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


Very truly yours,

BAKER, DONELSON, BEARMAN & CALDWELL,
a professional corporation

By:  /S/ John A. Good
     John A. Good, a shareholder

Exhibit 23.1 - Consent of Independent Auditors

          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-
   ) and related Prospectus of Morgan Keegan, Inc. for the registration of 589,489 shares of its common stock and to the incorporation by reference therein of our report dated September 18, 1997, with respect to the consolidated financial statements of Morgan Keegan, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended July 31, 1997 and our report dated October 23, 1997, with respect to the financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP


Memphis, Tennessee
October 23, 1997